SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                              May 24, 2012

THE TIMKEN COMPANY

(Exact Name of Registrant as Specified in its Charter)

Ohio

(State or Other Jurisdiction of Incorporation)

1-1169	34-0577130
(Commission File Number)	(I.R.S. Employer Identification No.)

1835 Dueber Avenue, S.W., Canton, Ohio 44706-2798

(Address of Principal Executive Offices)    (Zip Code)

(330) 438-3000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17

CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17

CFR 240.13e-4(c))

Item 2.05 Costs Associated With Exit or Disposal Activities.

On May 24, 2012, The Timken Company (“Timken”) announced it will close its plant in St. Thomas, Ontario, Canada in approximately one year and consolidate bearing production at this plant with its existing U.S. operations to better align Timken’s manufacturing footprint and customer base. Timken will also move customer service for the Canadian market to its offices in Toronto. Production is expected to be transferred to Timken operations in Ohio, North Carolina and South Carolina by mid-2013. Timken expects to incur severance and employee separation costs for approximately 190 employees in connection with the plant closure.

Timken expects to incur total pre-tax charges of approximately $60 million to $70 million ($60 million to $70 million after-tax, or $0.61 to $0.71 per share) in connection with the plant closure consisting of: (i) $20 million to $25 million of cash charges primarily related to severance and employee separation costs, environmental remediation costs and the relocation of assets; and (ii) $40 million to $45 million of non-cash charges primarily related to pension curtailment and settlement charges, asset impairments and accelerated depreciation on property, plant and equipment. Timken Canada LP, a subsidiary of Timken, is not able to record tax benefits related to these restructuring charges due to cumulative losses. Approximately $30 million to $40 million of pre-tax charges ($30 million to $40 million after-tax, or $0.30 to $0.41 per share) are expected to be incurred prior to the end of fiscal year 2012, with the remaining charges incurred over time through 2017. The impact of the plant closure was not reflected in the full-year outlook issued by Timken last month. This action is targeted to deliver annual pre-tax savings of approximately $5 million to $8 million once the plant closes.

Certain statements in this Current Report on Form 8-K (including statements regarding the company’s estimates and expectations) that are not historical in nature are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. In particular, the statements regarding expenditures, annual savings, and closure activities are forward-looking. Specifically, all of the charges in this Current Report on Form 8-K are estimates and are therefore subject to change. Timken cautions that actual results may differ materially from those projected or implied in forward-looking statements due to a variety of important factors, including: the timing of the plant closure; separation and severance costs that differ from original estimates because of the timing of employee terminations; amounts for non-cash charges relating to property, plant and equipment that differ from the original estimates because of the ultimate fair market value of such property, plant and equipment; and the success of our cost savings and closure activities. Additional factors are discussed in Timken’s filings with the Securities and Exchange Commission, including Timken’s Annual Report on Form 10-K for the year ended Dec. 31, 2011, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Except as required by the federal securities laws, Timken undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE TIMKEN COMPANY

By:	/s/ William R. Burkhart
William R. Burkhart Senior Vice President and General Counsel

Date: May 24, 2012

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